As filed with the Securities and Exchange Commission on April 29, 1999
                             Registration Statement No. 333_______

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Varlen Corporation
     (Exact Name of Registrant as Specified in Its Charter)

                            Delaware
 (State or Other Jurisdiction of Incorporation or Organization)

                           13-2651100
              (I.R.S. Employer Identification No.)

         55 Shuman Boulevard, Naperville, Illinois 60566
            (Address of Principal Executive Offices)

     Varlen Corporation 1998 Long-Term Equity Incentive Plan
       Varlen Corporation 1993 Incentive Stock Option Plan Varlen Corporation 1993 Deferred Incentive Stock Purchase Plan
  Varlen Corporation 1993 Directors Incentive Stock Grant Plan
                    (Full Title of the Plans)

                         Raymond A. Jean
              President and Chief Executive Officer
               55 Shuman Boulevard, P.O. Box 3089
                 Naperville, Illinois 60566-7089
             (Name and Address of Agent for Service)
                         (630) 420-0400
  (Telephone Number, Including Area Code, of Agent for Service)

Copy to:  Vicki L. Casmere, Esq.
          Vice President, General Counsel & Secretary
          55 Shuman Boulevard, P.O. Box 3089
          Naperville, Illinois 60566-7089

                 CALCULATION OF REGISTRATION FEE


Title of         Amount to be    Proposed     Proposed       Amount of
Securities       Registered(1)   Maximum      Maximum        Registration
to be                            Offering     Aggregate      Fee
Registered                       Price Per    Offering
                                 Share(2)     Price(2)

Common Stock,
par value $.10    1,334,552      $ 24.25      $ 32,362,886    $8,996.88
per share(3)


(1) Includes 625,000 shares that are available for issuance upon exercise of options to be granted pursuant to the Varlen
     Corporation 1998 Long-Term Equity Incentive Plan and 709,552 shares that are available for issuance pursuant to the Varlen Corporation 1993 Incentive Stock Option Plan, the
     Varlen Corporation 1993 Deferred Incentive Stock Purchase
     Plan and the Varlen Corporation 1993 Directors Incentive
     Stock Grant Plan as to which no registration fee was paid when such plans were originally registered on Registration
     Statement No. 33-72480.
(2) Estimated solely for purposes of determining the registration fee in with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $ 24.25 per share, the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on April 26, 1999.
(3) Includes associated rights (the "Rights") to purchase the Registrant's Common Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing such Common Stock and will be transferred along with and only with such Common Stock.


Pursuant to Rule 429, the Prospectus contained herein also relates to Registration Statement No. 33-72480 and this constitutes Post-Effective Amendment No. 1 to such Registration Statement.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

Information  required by Part I, Item 1 to be contained in the
Section 10(a) prospectus is omitted from this Registration
Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to Part I of Form S-
8.

Item 2.   Registrant Information and Employee Plan Annual
Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Varlen Corporation 1998 Long-Term Equity Incentive Plan are available without charge by contacting:

                         Vicki L. Casmere
                         Secretary
                         Varlen Corporation
                         55 Shuman Boulevard
                         P.O. Box 3089
                         Naperville, IL   60566-7089
                         Telephone:  (630) 420-0400


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The   following  documents  of  Varlen  Corporation (the
"Registrant") and the Varlen Corporation 1998 Long-Term Equity Incentive Plan (the "Plan") filed with the Securities and
Exchange   Commission (the "Commission") are hereby incorporated
by reference in  this Registration Statement:

(a)(1) Annual Report on Form 10-K of the Registrant filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the Registrant's fiscal year ended January 31, 1999.

(b)(1) Quarterly Report on Form 10-Q for the Registrant filed with the Commission pursuant to the Exchange Act, for the Registrant's fiscal quarter ended May 2, 1998.

(b)(2) Quarterly Report on Form 10-Q for the Registrant filed with the Commission pursuant to the Exchange Act, for the Registrant's fiscal quarter ended August 1, 1998.

(b)(3) Quarterly Report on Form 10-Q for the Registrant filed with the Commission pursuant to the Exchange Act, for the Registrant's fiscal quarter ended October 31, 1998.

(c)(1) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form
    S-3 (Registration No. 33-61826) filed with the Commission on
    April 29, 1993.

(c)(2) The description of the Rights of the Registrant contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on July 29, 1996 pursuant to Section 12(g) of the Exchange Act, together with all amendments or reports, if any, filed for the purpose of updating such description, to the extent of such updating.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.



Item 5.   Interests of Named Experts and Counsel.

     Not applicable

Item 6.   Indemnification of Directors and Officers.

     Article VII, Section 4 of the Registrant's By-Laws provide that the Registrant shall, to the full extent permitted by the General Corporation Law of the State of Delaware and the Registrant's Certificate of Incorporation, indemnify all persons whom it has the power to indemnify pursuant thereto. The Registrant has entered into written indemnification agreements with its officers and directors whereby the Registrant has agreed to indemnify and advance expenses to such persons to the fullest extent permitted by applicable law. The Registrant has obtained a directors and officers liability insurance policy which insures such persons against loss arising from certain claims made by reason of their being directors or officers of the Registrant.

     Article 102 of the General Corporation Law of Delaware and Article TENTH of the Registrant's Certificate of Incorporation permit the limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except in certain situations including the breach of director's duty of loyalty or acts or omissions not in good faith.

     Section 145(c) of the Delaware General Corporation Law provides for "mandatory indemnification" to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any proceeding, or in defense of any claim, issue or matter therein, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with such proceeding. Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the corporation as authorized in such section.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

The following exhibits are filed herewith:

Exhibit No.         Description

4.1           Restated Certificate  of Incorporation of Registrant
             (incorporated herein by reference to Exhibit 4.2 to the
              Registrant's Form S-3 Registration Statement (Registration No. 333-33909), filed on August 19, 1997), as amended through June 25, 1998 (incorporated herein by reference to Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 1998).

4.2           By-laws of Registrant, as amended through November
              20, 1998 (incorporated herein by reference to Exhibit 3(ii) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1998 filed with the Commission on December 8, 1998).

4.3 Rights Agreement, dated as of June 17, 1996, between Varlen Corporation and Harris Trust and Savings Bank (incorporated herein by reference to Exhibit (1) to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 19, 1996).

4.4           Amendment No. 1 to Rights Agreement, dated as of
              September 28, 1998, by and between Varlen Corporation and Harris Trust and Savings Bank (incorporated herein by reference to Exhibit 4(a) to the Registrant's
              Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1998).

23.1          Consent of Deloitte & Touche LLP.

24.1          Power of Attorney (included on page II-5).

Item 9.   Undertakings.

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

    (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
    1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Naperville, Illinois, on this 29th day of April, 1999.

                         Varlen Corporation

                         By:  /s/Raymond A. Jean
                              Raymond A. Jean
                              President and Chief Executive Officer

                POWER OF ATTORNEY AND SIGNATURES

     Each person whose signature appears below constitutes and appoints Raymond A. Jean, Richard A. Nunemaker and Vicki L. Casmere, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


      Signature                  Title                            Date
 /s/ Richard L. Wellek      Chairman of the Board              April 27, 1999
     Richard L. Wellek

 /s/ Raymond A. Jean        President and Chief Executive      April 29, 1999
     Raymond A. Jean        Officer (Principal Executive
                            Officer)

 /s/ Richard A. Nunemaker   Vice President, Finance and        April 29, 1999
     Richard A. Nunemaker   Chief Financial Officer,
                            Treasurer, and Assistant
                            Secretary (Principal Financial
                            and Accounting Officer)

 /s/ Ernest H. Lorch        Senior Chairman of the Board       April 27, 1999
     Ernest H. Lorch        and Director

 /s/ William Miles          Director                           April 27, 1999
     William Miles

 /s/ Greg A. Rosenbaum      Director                           April 29, 1999
     Greg A. Rosenbaum

 /s/ Joseph J. Ross         Director                           April 27, 1999
     Joseph J. Ross

 /s/ Theodore A. Ruppert    Director                           April 29, 1999
     Theodore A. Ruppert


                         EXHIBIT INDEX

Exhibit No.         Description

4.1           Restated Certificate of  Incorporation of
              Registrant (incorporated herein by reference to Exhibit
              4.2 to the Registrant's Form S-3 Registration Statement (Registration No. 333-33909), filed on August 19, 1997), as amended through June 25, 1998 (incorporated herein by reference to Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 1998).

4.2 By-laws of Registrant, as amended through November 20, 1998 (incorporated herein by reference to Exhibit 3(ii) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1998 filed with the Commission on December 8, 1998).

4.3 Rights Agreement, dated as of June 17, 1996, between Varlen Corporation and Harris Trust and
              Savings Bank (incorporated herein by reference to Exhibit (1) to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 19,
              1996).

4.4 Amendment No. 1 to Rights Agreement, dated as of September 28, 1998, by and between Varlen
              Corporation and Harris Trust and  Savings Bank
              (incorporated herein by reference to Exhibit 4(a) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1998).

23.1          Consent of Deloitte & Touche LLP.

24.1          Power of Attorney (included on page II-5).